UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 9, 2016
ACADIA REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12002	23-2715194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

411 Theodore Fremd Avenue
Suite 300
Rye, New York 10580
(Address of principal executive offices) (Zip Code)
(914) 288-8100
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425 )
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of Acadia Realty Trust ("the Company") was held on May 9, 2016. Shareholders representing 68,562,330 common shares of beneficial interest ("Common Shares"), or 96.02%, of the Common Shares outstanding as of the March 18, 2016 record date, either participated or were represented at the meeting by proxy.

The proposals listed below were submitted to a vote of the holders of Common Shares ("Shareholders"). The proposals are described in the Company's definitive proxy statement for the annual meeting previously filed with the Securities and Exchange Commission. Proposals 1, 2 and 4 were approved and Proposal 3 was approved, on an advisory basis, by the Shareholders pursuant to the voting results set forth below.

	Votes Cast For	Votes Against	Abstentions	Broker Non-Votes
Proposal 1 - Election of Trustees
Proposal 1a - Election of Trustee: Kenneth F. Bernstein	67,504,752	137,963	5,895	913,720
Proposal 1b - Election of Trustee: Douglas Crocker II	67,295,153	347,886	5,571	913,720
Proposal 1c - Election of Trustee: Lorrence T. Kellar	67,296,403	346,811	5,396	913,720
Proposal 1d - Election of Trustee: Wendy Luscombe	64,636,880	3,006,884	4,846	913,720
Proposal 1e - Election of Trustee: William T. Spitz	67,530,788	112,458	5,364	913,720
Proposal 1f - Election of Trustee: Lynn Thurber	67,524,976	118,789	4,845	913,720
Proposal 1g - Election of Trustee: Lee S. Wielansky	66,554,524	1,088,689	5,397	913,720
Proposal 1h - Election of Trustee: C. David Zoba	67,526,322	115,880	6,408	913,720

	Votes Cast For	Votes Against	Abstentions

Proposal 2 - Ratify BDO USA, LLP as Independent Registered Public Accounting Firm	68,415,755	141,799	4,776

	Votes Cast For	Votes Against	Abstentions	Broker Non-Votes

Proposal 3 - Approval, on an Advisory Basis, of the Compensation of Named Executive Officers	63,034,006	4,584,277	30,327	913,720

	Votes Cast For	Votes Against	Abstentions	Broker Non-Votes

Proposal 4 - To consider and act upon a proposal to approve the Second Amended and Restated Acadia Realty Trust 2006 Share Incentive Plan	62,309,961	5,314,325	24,324	913,720

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA REALTY TRUST (Registrant) Date: May 9, 2016 By: /s/ Jonathan Grisham Name: Jonathan Grisham Title: Sr. Vice President and Chief Financial Officer